Exhibit 99

RPC, Inc. to Present at the

Barclays CEO Energy-Power Conference

ATLANTA, August 21, 2019 - RPC Incorporated (NYSE: RES) announced today that it will present at the Barclays CEO Energy-Power Conference in New York on September 4, 2019 at 12:25 p.m. Eastern Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recently published financial results. Management's remarks and presentation slides will be available in real time on RPC’s investor website, www.rpc.net and also archived for a period of 90 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this press release, please contact:

Ben M. Palmer

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@rpc.net